                                                                     EXHIBIT 4.4

                               YELLOW CORPORATION
                                  10777 BARKLEY
                           OVERLAND PARK, KANSAS 66211

                                                                  April 26, 1993

Citibank, N.A.
120 Wall Street
New York, New York 10043
Attention: Corporate trust Department

                        Re: Issuance of Medium-Term Notes

Gentlemen:

            Yellow Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

            SECTION 1. Appointment of Paying Agent.

            The Company proposes to issue and sell up to $ in aggregate principal amount of notes due from nine months to thirty years from date of issue (the "Notes"), and has appointed Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Placement Agent") as the Placement Agent for such Notes. The Company hereby appoints Citibank, N.A. (the "Paying Agent"), to act, on the terms and conditions specified herein, as issuing and paying agent and registrar for the Notes.

            SECTION 2. Note Form; Signature.

            The Company will from time to time furnish the Paying Agent with an adequate supply of registered Notes, without coupons, serially numbered, and which will have the principal amount, date of issue, maturity date and rate of interest left blank. Each will be signed (either manually or by mechanical impression (facsimile signature) in the name and on behalf of the Company by any two of the President, and any Vice President and the Treasurer of the Company, or any one of the foregoing and any Assistant Treasurer of the Company acting jointly (the "Requisite Officers"). The Notes will be substantially in the form of Exhibit A hereto and shall have a maturity of not less than nine months from date of issue and not more than thirty years from date of issue, and shall be issued in the order of the serial numbers imprinted thereon in denominations of $150,000 and any larger denominations in integral multiples of $1,000. The Paying Agent will keep such blank Notes in safekeeping.

            SECTION 3. Requisite Officers.

            From time to time and at or prior to the date a request is made for completion and delivery of Notes pursuant to Section 4(a) hereof, the Company will furnish the Paying Agent with a certificate of the Company certifying the incumbency and specimen signatures of Requisite Officers. Until the Paying
Agent receives a subsequent incumbency certificate, the Paying Agent shall be entitled to rely on the information set forth in the incumbency certificate it last received for purposes of determining the Requisite Officers. The Paying Agent shall not have any responsibility to determine whether any signature on a Note purporting to be that of a Requisite Officer is genuine, so long as such signature resembles the specimen signature set forth in the original incumbency certificate or in a subsequent certificate delivered to the Paying Agent. Any Note bearing the signatures of two persons each of whom is a Requisite Officer on the date he signs such Note shall be a binding obligation of the Company upon the completion and countersignature thereof by the Paying Agent, notwithstanding that such person shall have died or shall have ceased to hold his office or shall have ceased to be a Requisite Officer on the date such Note is completed, countersigned or delivered by the Paying Agent except as the Company has notified the Paying Agent otherwise by delivery of a new incumbency certificate.

            SECTION 4. Completion, Authentication and Delivery of Notes.

            (a) From time to time, the Paying Agent shall receive instructions regarding the completion and delivery of Notes. The Paying Agent may rely on such instructions if they are received from any person or persons authorized in writing by Requisite Officers from time to time to the Paying Agent and given by telephone, telex, computer linkup or other electronic means pursuant to written agreements between the Company and the Paying Agent. Oral instructions will promptly be confirmed in written form pursuant to Section 19(a) hereof. Such instructions shall include:

            (i) Number of Notes to be issued;

            (ii) Exact name of the person in whose name a Note is to be registered (the "Registered Holder");

            (iii) Exact address of the Registered Holder;

            (iv) Taxpayer identification number of the Registered Holder;

            (v) Principal amount of such Note;

            (vi) Interest rate to be borne by such Note;

            (vii) Date of maturity of such Note;

            (viii) Original issue date and settlement date of such Note;

            (ix) Amount to be received in payment of such Note (the "Purchase Price");

            (x) Interest Payment Dates;

            (xi) Record Dates; and

            (xii) Redemption Provisions, if any.

            (b) Upon receipt of such instructions, the Paying Agent shall:

            (i) complete each Note as to its Registered Holder, principal amount, interest rate, date of maturity, interest payment dates, record dates, redemption provisions (if any) and original issue date in accordance with such instructions;

            (ii) cause each Note to be manually countersigned by any one of the officers or employees of the Paying Agent duly authorized for such purpose and whose name has been promptly furnished to the Company at its request pursuant to section 19(a) hereof;

            (iii) deliver each Note to the Placement Agent or its designee, which delivery shall be against receipt for payment on the settlement date as herein provided or as otherwise provided in such instructions; and

            (iv) retain one stub copy of each Note for its records and send to the Company the other stub copy of each such Note.

            (c) Instructions regarding the completion of a Note must be received by the Paying Agent not later than 2:30 p.m., New York City time, on the business day (which term shall mean, for the purposes of this Note, any day which is not a Saturday, Sunday or a day in which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) next preceding the date on which settlement for the Note is to occur by telephone, facsimile transmission or other means acceptable to the Paying Agent. Oral instructions will promptly be confirmed in written form pursuant to Section 19(a) hereof.

            SECTION 5. Proceeds of Sale of the Notes.

            The Paying Agent will deliver Notes to the Placement Agent or its designee only against payment of the Purchase price in immediately available funds to the general banking account (No. [3849-1394]) maintained by the Company with the Paying Agent for that purpose.

            SECTION 6. Payment of Interest.

            Unless otherwise specified in the Note, interest payments will be made on April 15 and October 15 (the "Interest Payment Dates") and at maturity. All such interest payments (other than interest due at maturity) will be male to the Registered Holder in whose name the Note is registered at the close of business on the March 31 or September 30 ("Record Dates") next preceding such Interest Payment Date, unless other Record Dates are specified in the Note. Notwithstanding the foregoing, if a Note is dated on or after the Record Date and prior to but excluding the Interest Payment Date to which such Record Date refers, the first payment of interest on such Note will be made on the second succeeding Interest Payment Date. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from the original Issue Date until the principal of the Note is paid or made available for payment. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All interest payments on the Notes (other than interest due at maturity) will be made by check of the Paying Agent mailed to the Registered Holders, as such Registered Holders appear on the Record Date in the Note Register referred to in Section 10 hereof, or at such other place in the United States as such Registered Holder shall designate to the Paying Agent in writing, provided such designation is received at least five business days prior to the Record Date.

            SECTION 7. Payment of Principal

            The Paying Agent will pay the principal amount of each Note at maturity, together with accrued interest due at maturity, in immediately available funds against presentation of the Note.

            SECTION 8. Information Regarding Amounts Due.

            Unless otherwise instructed by the Company, promptly following each Record Date, the Paying Agent will furnish the Company with a list of interest payments to be made on the following Interest Payment Dates for each Note and in total. The Paying Agent will provide to the Company by the fifteenth day of each month a list of the principal and interest to be paid on Notes maturing in the next succeeding month.

            SECTION 9. Deposit of Funds.

            The Company shall, on each Interest Payment Date on which interest is payable, pay to the Paying Agent an amount in immediately available funds sufficient to pay all interest due on the Notes on such Interest Payment Date and shall, on the maturity date of any Note, pay to the Paying Agent an amount in immediately available funds sufficient to pay the principal of any such Note, together with accrued interest due at maturity.

            SECTION 10. Registration; Transfer.

            (a) The Paying Agent shall maintain a register in which it shall register the names, addresses and taxpayer identification numbers of the holders of the Notes in accordance with information provided pursuant to Section 4 thereof and shall register the transfer of the Notes to the extent permitted by clause (c) below.

            (b) The Company and the Paying Agent may deem and treat the Registered Holder of any Note as the absolute owner of such Note for the purposes of receiving, payment of the principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company nor the Paying Agent shall be affected by notice to the contrary.

            (c) The Paying Agent shall not register the attempted transfer of any Note unless it has received the written consent and confirmation of the Company and the applicable Placement Agent to such transfer stating that such transfer is subject to the transfer restrictions as set forth in the Note (attached hereto as Exhibit A) and that such transfer is being made pursuant to Rule 144A ("Rule l44A") of the Securities Act of 1933, as amended (the "1933 Act") to (i) a "qualified institutional buyer" (as defined in Rule l44A) under Rule 144A or Regulation S of the 1933 Act or (ii) to an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). The Paying Agent shall register such transfer in accordance with the conditions of such consent.

            (d) All Notes presented for presented registration of transfer shall be duly endorsed or be accompanied by a written instrument of transfer and a certification that such transfer is pursuant to Rule 144A in a form reasonably satisfactory to the Company, duly executed by the Registered Holder or his duly authorized (in writing) attorney.

            SECTION 11. Mutilated, Lost, Stolen or Destroyed Notes.

            In case any Note shall become mutilated or destroyed, lost or stolen, the Company in its discretion may execute and upon its request the Paying Agent shall authenticate and deliver, a new Note having a number not contemporaneously outstanding, in exchange and substitution for the affiliated Note or in lieu of and substitution for the Note destroyed, lost or stolen. In every such case, the applicant for a substituted Note shall furnish to the Company and to the Paying Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Paying Agent may authenticate any such substituted Note and deliver the same upon the written request or authorization of the Requisite Officers. Upon the issuance of any substituted

Note, the Company may require from the applicant the payment of a sum sufficient to cover any expense connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish the Company and the Paying Agent with such security or indemnity as may be required by them to save each of them harmless, and, in the case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Note and of the ownership thereof. All applications under this Section 11 shall be processed by the Paying Agent.

            SECTION 12. Satisfaction and Discharge.

            The Company at any time may satisfy all of its obligations with respect to the Notes by irrevocably depositing in trust with the Paying Agent cash or U.S. Government Securities with maturity dates, interest rates or yields and principal amounts sufficient to pay the principal of and interest on all such Notes as and when the same become due and payable. In the event of any such deposit, the Paying Agent agrees that it will hold such cash or U.S. Government Securities so deposited, in trust for the benefit of the holders of Notes, as trust funds for payment of the principal of and interest on the Notes to which such deposit relates. For the purposes hereof, the term "U.S. Government Securities" means direct obligations of the United States of America to pay principal which obligations are not callable at the issuer's option, or direct obligations of the United States of America to pay interest, in each case for the payment of which the full faith and credit of the United States of America is pledged.

            SECTION 13. Return of the Unclaimed Funds.

            Any cash or U.S. Government Securities deposited with the Paying Agent and remaining unclaimed for two years after the date upon which the last payment of principal of or interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Company by the Paying Agent on demand, and the holder of any Note to which such deposit related entitled to receive payment shall thereafter look only to the Company for the payment thereof and all liability of the Paying Agent with respect to such cash or U.S. Government Securities shall thereupon cease.

            SECTION 14. Resignation or Removal of Paying Agent.

            The Paying Agent may at any time resign as such Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than three months after receipt of such notice by the Company. The Paying Agent may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company of a successor Paying Agent, and the acceptance of such appointment by such successor Paying Agent.

            SECTION 15. Reliance on Instructions.

            The Paying Agent shall incur no liability in acting hereunder upon instructions pursuant to Section 4 hereof and as otherwise contemplated hereby which the Paying Agent believed in good faith and without gross negligence to have been properly given.

            SECTION 16. Cancellation; Destruction of Cancelled and Unissued
Notes.

            All Notes surrendered for payment, registration of transfer or exchange shall upon receipt be promptly cancelled by the Paying Agent. All cancelled Notes shall be destroyed by the Paying Agent and the Paying Agent shall forthwith deliver a certificate of such destruction to the Company. Upon the written request of the Company, the Paying Agent shall promptly destroy all unissued Notes in its possession and forthwith deliver a certificate of such destruction to the Company.

            SECTION 17. Representation and Warranties of the Company.

            Each instruction given to the Paying Agent in accordance with
Section 4 hereof shall constitute a representation and warranty to the Paying Agent by the Company that the issuance and delivery of the Notes have been duly and validly authorized by the Company and when completed, countersigned and delivered pursuant hereto, the Notes will constitute the valid and legally binding obligations of the Company.

            SECTION 18. Fees.

            For its services under this Agreement, the Company agrees to pay the compensation of the Paying Agent at such rates as shall be agreed upon between the Company and the Paying Agent from time to time. The Company will reimburse the Paying Agent upon request for all reasonable expenses, disbursements and advances (including reasonable legal fees and expenses) incurred or made in accordance with any of the provisions of this Agreement.

            SECTION 19. Notices.

            (a) All communications by or on behalf of the Company relating to the completion, delivery or payment of the Notes are to be directed to Citibank, N.A., Corporate Trust Services Department, MTN Unit, 111 Wall Street, 5th Floor, New York, New York 10043 (or such other department or division as the Paying Agent shall specify in writing to the Company). The Company will send all Notes to be completed and delivered by the Paying Agent to such Corporate Trust Services Department (or such other department or division as the Paying Agent shall specify in writing to the Company) and send under separate cover a copy of its letter transmitting such Notes to Citibank, NA. Corporate Trust Department, 120 Wall Street, 13th Floor, New York, New York 10043. At the request of the Company, the Paying Agent will advise the Company from time to time of the names of the officers and employees of the Paying Agent generally responsible for the completion, delivery or payment of the Notes.

            (b) Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified:

                            If to the Company:

                                        Yellow Corporation
                                        P.O. Box 7563
                                        10777 Barkley Avenue
                                        Overland Park, Kansas 66211-1162

                                        Attention: Vice President and Treasurer
                                        Telephone: (913) 345-1020
                                        Telecopy:  (913) 345-3433

                            If to the Paying Agent:

                                   Citibank, NA.
                                   120 Wall Street, 13th Floor
                                   New York, New York 10043

                                   Attention:   Corporate Trust Department
                                   Telephone:   (212) 412-6253
                                   Telecopiers: (212) 480-1613
                                                (212) 480-1614

            SECTION 20. Information Furnished by the Paying Agent.

            Upon the reasonable request of the Company, given at any time and from time to time, the Paying Agent shall promptly provide the Company with information with respect to the Notes issued hereunder to the extent such information is reasonably available.

            SECTION 21. Liability.

            Neither the Paying Agent nor its officers or employees shall be liable for any act or omission hereunder except in the case of gross negligence or willful misconduct. The duties and obligations of the Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither the Paying Agent nor its officers shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) is in compliance with any other agreement to which the Company is a party (whether or not the Paying Agent is also a party to such other agreement).

            SECTION 22. Indemnification.

            The Company agrees to indemnify and hold harmless the Paying Agent, its officers and employees from and against all liabilities, losses and reasonable expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions in any capacity hereunder, except liabilities, losses and expenses caused by the gross negligence or willful misconduct of the Paying Agent, its officers or employees. This indemnity shall survive termination of this Agreement.

            SECTION 23. Benefit of Agreement.

            This Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any right under or by virtue hereof.

            SECTION 24. Governing Law.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 25. Counterparts.

            This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Please indicate your acceptance hereof by signing and returning to us a copy of this Agreement. Very truly yours,

                                           YELLOW CORPORATION

                                           By /s/ P. A. SPANGLER
                                             -----------------------------------
                                             Vice President and Treasurer

Accepted and agreed to
as of the date first
written above:

CITIBANK, N.A.

By________________________________
      Title: